--------------------------------------------------------------------------------
                                                                    EXHIBIT 99.0

                          CHEMICAL BANKING CORPORATION
                      AND THE CHASE MANHATTAN CORPORATION

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN MILLIONS)

The following unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of Chemical Banking Corporation (the "Corporation") and The Chase Manhattan Corporation ("Chase") giving effect to the merger of the Corporation and Chase (the "Merger"), which will occur on March 31, 1996 and will be accounted for as a pooling of interests, as if the Merger had been effective on December 31, 1995. Certain previously reported balance sheet amounts for the Corporation and Chase have been reclassified to conform with the current presentation. The information set forth below should be read in conjunction with the notes to the pro forma combined financial statements which describe the pro forma adjustments. The effect of the estimated $1.5 billion restructuring charge ($925 million net of tax) initially expected to be taken in connection with the Merger, as well as the effect of anticipated cost savings in connection with the Merger, have not been reflected in the pro forma combined balance sheet and statements of income. Since the date of the Merger announcement, the Corporation has continued to evaluate the costs anticipated to be incurred in connection with the Merger, as well as the cost savings from the Merger, and currently anticipates that the merger-related restructuring charge, as well as the cost savings, will each be higher than originally announced. The pro forma financial data are not necessarily indicative of the actual financial position that would have occurred had the Merger been consummated on December 31, 1995 or that may be obtained in the future.

CHEMICAL BANKING CORPORATION AND THE CHASE MANHATTAN CORPORATION
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(in millions)                                                                         At December 31, 1995
--------------------------------------------------------------------------------------------------------------------------------
                                                                 Chemical            Chase           Pro Forma        Pro Forma
                                                                Historical        Historical        Adjustments       Combined
                                                                ----------        ----------        -----------       ---------
                                                                                                     (a, b, c)

ASSETS
Cash and Due from Banks                                        $  9,077            $  5,717          $  --            $ 14,794
Deposits with Banks                                               2,666               5,802             --               8,468
Federal Funds Sold and Securities
  Purchased Under Resale Agreements                               8,033               9,428             --              17,461
Trading Assets:
  Debt and Equity Instruments                                    18,317               7,895             --              26,212
  Risk Management Instruments                                    17,703               8,122             --              25,825
Securities:(d)
  Available-for-Sale                                             30,157               6,984             --              37,141
  Held-to-Maturity                                                4,628                  --             --               4,628
Loans                                                            82,143              68,064             --             150,207
Allowance for Credit Losses                                      (2,379)             (1,405)            --              (3,784)
Premises and Equipment                                            2,038               1,829           (110)(e)           3,757
Due from Customers on Acceptances                                 1,179                 717             --               1,896
Accrued Interest Receivable                                       1,328               1,213             --               2,541
Other Assets                                                      8,036               6,807             --              14,843
------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                   $182,926            $121,173          $(110)           $303,989
------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Deposits:
  Domestic Noninterest-Bearing                                 $ 21,673            $ 13,741          $  --            $ 35,414
  Domestic Interest-Bearing                                      44,491              20,149             --              64,640
  Foreign                                                        32,253              39,227             --              71,480
------------------------------------------------------------------------------------------------------------------------------
    Total Deposits                                               98,417              73,117             --             171,534
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                               25,675              11,588             --              37,263
Other Borrowed Funds                                              9,238               4,698             --              13,936
Acceptances Outstanding                                           1,193                 722             --               1,915
Trading Liabilities                                              24,270              10,071             --              34,341
Accounts Payable, Accrued Expenses and Other Liabilities          4,892               6,347            (42)(e)          11,339
                                                                                                       142(f)
Long-Term Debt                                                    7,329               5,496             --              12,825
------------------------------------------------------------------------------------------------------------------------------
Total Liabilities                                               171,014             112,039            100             283,153
------------------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Preferred Stock                                                   1,250               1,400             --               2,650
Common Stock                                                        255                 390           (206)(g)             439
Capital Surplus                                                   6,479               4,409           (263)(g)          10,625
Retained Earnings                                                 4,493               3,714            (68)(e)           7,621
                                                                                                      (142)(f)
                                                                                                      (376)(g)
Net Unrealized Gain (Loss) on Securities
  Available-for-Sale, Net of Taxes                                 (303)                 66             --                (237)
Treasury Stock, at Cost                                            (262)               (845)           845(g)             (262)
------------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                       11,912               9,134           (210)             20,836
------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                     $182,926            $121,173          $(110)           $303,989
------------------------------------------------------------------------------------------------------------------------------

See Notes to Unaudited Pro Forma Combined  Financial Statements.

--------------------------------------------------------------------------------
                          CHEMICAL BANKING CORPORATION
                      AND THE CHASE MANHATTAN CORPORATION

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

The following unaudited pro forma combined statements of income, for the years ended December 31, 1995, 1994 and 1993 combine the historical consolidated statements of income of the Corporation and Chase giving effect to the Merger, which will occur on March 31, 1996 and will be accounted for as a pooling of interests, as if the Merger had been effective as of the beginning of the periods indicated after giving effect to the pro forma adjustments described in the notes to the pro forma combined financial statements. Certain previously reported income statement amounts for the Corporation and Chase have been reclassified to conform to the new presentation. The effect of the estimated $1.5 billion restructuring charge ($925 million net of tax) initially expected to be taken in connection with the Merger, as well as the effect of anticipated cost savings in connection with the Merger, have not been reflected in the pro forma combined balance sheet and statements of income. Since the date of the Merger announcement, the Corporation has continued to evaluate the costs anticipated to be incurred in connection with the Merger, as well as the cost savings from the Merger, and currently anticipates that the merger-related restructuring charge, as well as the cost savings, will each be higher than originally announced. The pro forma financial data are not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.

CHEMICAL BANKING CORPORATION AND THE CHASE MANHATTAN CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

(in millions, except per share data)                                         For the Year Ended December 31, 1995
----------------------------------------------------------------------------------------------------------------------------
                                                                  Chemical           Chase          Pro Forma      Pro Forma
                                                                 Historical       Historical       Adjustments     Combined
                                                                 ----------       ----------       -----------     ---------
                                                                                                     (a, b)

INTEREST INCOME
Loans                                                             $ 7,024           $5,883           $ --            $12,907
Securities                                                          2,162              429             --              2,591
Trading Assets                                                        878              586             --              1,464
Federal Funds Sold and Securities
  Purchased Under Resale Agreements                                   785            1,104             --              1,889
Deposits With Banks                                                   269              555             --                824
----------------------------------------------------------------------------------------------------------------------------
Total Interest Income                                              11,118            8,557             --             19,675
----------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits                                                            3,657            2,634             --              6,291
Short-Term and Other Borrowings                                     2,226            1,949             --              4,175
Long-Term Debt                                                        546              396             --                942
----------------------------------------------------------------------------------------------------------------------------
Total Interest Expense                                              6,429            4,979             --             11,408
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                                 4,689            3,578             --              8,267
Provision for Credit Losses                                           478              280             --                758
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Credit Losses               4,211            3,298             --              7,509
----------------------------------------------------------------------------------------------------------------------------
NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                531              309             --                840
Trust and Investment Management Fees                                  379              575             --                954
Credit Card Revenue                                                   378              391             --                769
Service Charges on Deposit Accounts                                   297              120             --                417
Fees for Other Financial Services                                     850              603             --              1,453
Trading Revenue                                                       624              412             --              1,036
Securities Gains                                                      119               13             --                132
Other Revenue                                                         588              504             --              1,092
----------------------------------------------------------------------------------------------------------------------------
Total Noninterest Revenue                                           3,766            2,927             --              6,693
----------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries                                                            2,332            1,876             --              4,208
Employee Benefits                                                     434              535            (14)(f)            955
Occupancy Expense                                                     520              377             --                897
Equipment Expense                                                     395              328             32(e)             755
Foreclosed Property Expense                                           (23)             (52)            --                (75)
Restructuring Charge                                                   --               15             --                 15
Other Expense                                                       1,343            1,292             --              2,635
----------------------------------------------------------------------------------------------------------------------------
Total Noninterest Expense                                           5,001            4,371             18              9,390
----------------------------------------------------------------------------------------------------------------------------
Income Before Income Tax Expense and Effect
  of Accounting Change                                              2,976            1,854            (18)             4,812
Income Tax Expense                                                  1,160              689             (7)             1,842
----------------------------------------------------------------------------------------------------------------------------
Income Before Effect of Accounting Change                         $ 1,816           $1,165           $(11)           $ 2,970
----------------------------------------------------------------------------------------------------------------------------
Income Applicable to Common Stock                                 $ 1,711           $1,043           $(11)           $ 2,743
----------------------------------------------------------------------------------------------------------------------------
Income Per Share (Before Accounting Change):
  Primary                                                         $  6.77           $ 5.76                           $  6.23
  Assuming Full Dilution                                          $  6.51           $ 5.72                           $  6.07
----------------------------------------------------------------------------------------------------------------------------
Average Common Shares Outstanding:
  Primary                                                           252.6            181.0                             440.8(g)
  Assuming Full Dilution                                            263.8            182.4                             453.5(g)
----------------------------------------------------------------------------------------------------------------------------

See Notes to Unaudited Pro Forma Combined Financial Statements.

CHEMICAL BANKING CORPORATION AND THE CHASE MANHATTAN CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

(in millions, except per share data)                                               For the Year Ended December 31, 1994
----------------------------------------------------------------------------------------------------------------------------
                                                                Chemical              Chase         Pro Forma      Pro Forma
                                                               Historical          Historical      Adjustments     Combined
                                                               ----------          ----------      -----------     ---------
                                                                                                     (a, b)
INTEREST INCOME
Loans                                                            $5,730              $5,325           $ --          $11,055
Securities                                                        1,715                 614             --            2,329
Trading Assets                                                      722                 560             --            1,282
Federal Funds Sold and Securities
  Purchased Under Resale Agreements                                 550               1,277             --            1,827
Deposits With Banks                                                 371                 498             --              869
---------------------------------------------------------------------------------------------------------------------------
Total Interest Income                                             9,088               8,274             --           17,362
---------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits                                                          2,378               2,326             --            4,704
Short-Term and Other Borrowings                                   1,500               1,947             --            3,447
Long-Term Debt                                                      536                 312             --              848
---------------------------------------------------------------------------------------------------------------------------
Total Interest Expense                                            4,414               4,585             --            8,999
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                               4,674               3,689             --            8,363
Provision for Credit Losses                                         550                 500             --            1,050
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Credit Losses             4,124               3,189             --            7,313
---------------------------------------------------------------------------------------------------------------------------
NONINTEREST REVENUE
Corporate Finance and Syndication Fees                              405                 233             --              638
Trust and Investment Management Fees                                421                 567             --              988
Credit Card Revenue                                                 315                 388             --              703
Service Charges on Deposit Accounts                                 300                 108             --              408
Fees for Other Financial Services                                   833                 580             --            1,413
Trading Revenue                                                     645                 551             --            1,196
Securities Gains                                                     66                  (1)            --               65
Other Revenue                                                       612                 627             --            1,239
---------------------------------------------------------------------------------------------------------------------------
Total Noninterest Revenue                                         3,597               3,053             --            6,650
---------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries                                                          2,205               1,773             --            3,978
Employee Benefits                                                   439                 504            (14)(f)          929
Occupancy Expense                                                   573                 395             --              968
Equipment Expense                                                   382                 307             35(e)           724
Foreclosed Property Expense                                          41                   9             --               50
Restructuring Charge                                                308                 157             --              465
Other Expense                                                     1,561               1,327             --            2,888
---------------------------------------------------------------------------------------------------------------------------
Total Noninterest Expense                                         5,509               4,472             21           10,002
---------------------------------------------------------------------------------------------------------------------------
Income Before Income Tax Expense                                  2,212               1,770            (21)           3,961
Income Tax Expense                                                  918                 565             (8)           1,475
---------------------------------------------------------------------------------------------------------------------------
Net Income                                                       $1,294              $1,205           $(13)        $  2,486
---------------------------------------------------------------------------------------------------------------------------
Income Applicable to Common Stock                                $1,156              $1,078           $(13)        $  2,221
---------------------------------------------------------------------------------------------------------------------------
Income Per Share :
   Primary                                                       $ 4.60              $ 5.87                        $   5.02
  Assuming Full Dilution                                         $ 4.54              $ 5.84                        $   4.97
---------------------------------------------------------------------------------------------------------------------------
Average Common Shares Outstanding:
  Primary                                                         251.3                183.6                          442.2(g)
  Assuming Full Dilution                                          258.9                184.6                          450.9(g)
---------------------------------------------------------------------------------------------------------------------------

See Notes to Unaudited Pro Forma Combined Financial Statements.

CHEMICAL BANKING CORPORATION AND THE CHASE MANHATTAN CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

(in millions, except per share data)                                               For the Year Ended December 31, 1993
----------------------------------------------------------------------------------------------------------------------------
                                                                  Chemical           Chase          Pro Forma      Pro Forma
                                                                 Historical       Historical       Adjustments     Combined
                                                                 ----------       ----------       -----------     ---------
                                                                                                      (a, b)
INTEREST INCOME
Loans                                                               $5,620           $5,632           $ --          $11,252
Securities                                                           1,727              685             --            2,412
Trading Assets                                                         449              313             --              762
Federal Funds Sold and Securities
  Purchased Under Resale Agreements                                    339            1,029             --            1,368
Deposits With Banks                                                    268              717             --              985
---------------------------------------------------------------------------------------------------------------------------
Total Interest Income                                                8,403            8,376             --           16,779
---------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits                                                             2,241            2,014             --            4,255
Short-Term and Other Borrowings                                        992            2,171             --            3,163
Long-Term Debt                                                         534              491             --            1,025
---------------------------------------------------------------------------------------------------------------------------
Total Interest Expense                                               3,767            4,676             --            8,443
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                                  4,636            3,700             --            8,336
Provision for Credit Losses                                          1,259              995             --            2,254
Provision for Loans Held for Accelerated Disposition                    --              566             --              566
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision for Credit Losses and
  Provision for Loans Held for Accelerated Disposition               3,377            2,139             --            5,516
---------------------------------------------------------------------------------------------------------------------------
NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                 338              194             --              532
Trust and Investment Management Fees                                   406              465             --              871
Credit Card Revenue                                                    238              427             --              665
Service Charges on Deposit Accounts                                    288              109             --              397
Fees for Other Financial Services                                      829              514             --            1,343
Trading Revenue                                                      1,073              716             --            1,789
Securities Gains                                                       142               47             --              189
Other Revenue                                                          710              640             --            1,350
---------------------------------------------------------------------------------------------------------------------------
Total Noninterest Revenue                                            4,024            3,112             --            7,136
---------------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries                                                             2,070            1,590             --            3,660
Employee Benefits                                                      396              487            (14)(f)          869
Occupancy Expense                                                      587              404             --              991
Equipment Expense                                                      337              298             29(e)           664
Foreclosed Property Expense                                            287              222             --              509
Provision for Other Real Estate Held for Accelerated Disposition        --              318             --              318
Restructuring Charge                                                   158               45             --              203
Other Expense                                                        1,458            1,156             --            2,614
---------------------------------------------------------------------------------------------------------------------------
Total Noninterest Expense                                            5,293            4,520             15            9,828
---------------------------------------------------------------------------------------------------------------------------
Income Before Income Tax Expense and Effect
  of Accounting Changes                                              2,108              731            (15)           2,824
Income Tax Expense                                                     539              265             (6)             798
---------------------------------------------------------------------------------------------------------------------------
Income Before Effect of Accounting Changes                          $1,569           $  466          $  (9)         $ 2,026
---------------------------------------------------------------------------------------------------------------------------
Income Applicable to Common Stock                                   $1,414           $  326          $  (9)         $ 1,731
---------------------------------------------------------------------------------------------------------------------------
Income Per Share (Before Accounting Changes):
  Primary                                                           $ 5.57           $ 1.89                         $  4.00
  Assuming Full Dilution                                            $ 5.48           $ 1.88                         $  3.96
---------------------------------------------------------------------------------------------------------------------------
Average Common Shares Outstanding:
  Primary                                                            253.9            172.3                           433.1(g)
  Assuming Full Dilution                                             261.6            173.2                           441.7(g)
---------------------------------------------------------------------------------------------------------------------------

See Notes to Unaudited Pro Forma Combined Financial Statements.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a) The Corporation and Chase are reviewing their accounting policies and as a result of this review, it may be necessary to restate either the Corporation's or Chase's financial statements to conform to those accounting policies that are determined to be most appropriate by the combined company. While certain restatements of prior periods have been included in the pro forma combined financial statements included herein, further restatements may be necessary upon the completion of this review process.

(b) Transactions between the Corporation and Chase are not material in relation to the pro forma combined financial statements and therefore intercompany balances have not been eliminated from the pro forma combined amounts.

(c) The pro forma financial information presented does not give effect to the planned net repurchase of the Corporation's Common Stock and of Chase's Common Stock (after giving effect to the issuance of shares by both the Corporation and Chase under various employee benefit plans) prior to the consummation of the Merger pursuant to their respective previously announced buyback programs.

(d) The Corporation and Chase intend to review their combined securities portfolio to determine the classification of such securities as either available-for-sale or held-to-maturity in connection with the combined company's anticipated interest rate risk position. As a result of this review, certain reclassifications of the combined company's securities might take place. Any such reclassifications will be accounted for in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

(e) Chase's historical financial data reflect the capitalization of computer software costs. To conform to the Corporation's accounting policy, Chase's historical financial data have been adjusted on a pro forma basis to recognize immediately as expense those computer software costs that are capitalized.

    The pro forma adjustment to the balance sheet reflects the unamortized capitalized computer software costs of $110 million ($68 million net of tax) as of December 31, 1995. The pro forma adjustment to the statement of income for each period reflects the net impact of (i) charging to expense computer software costs that were capitalized during each respective period less (ii) the elimination of the previously recorded amortization of capitalized computer software costs.

(f) Chase elected at the time of its adoption of SFAS No. 106 (effective January 1, 1993) to amortize the transition liability for accumulated postretirement benefits over 20 years, while the Corporation upon its adoption of SFAS No. 106 (effective January 1, 1993) elected to expense its entire transition liability. To conform with the Corporation's adoption of SFAS No. 106, Chase's historical financial data have been adjusted on a pro forma basis to reverse the amortization of Chase's transition liability reflected as a component of OPEB expense under SFAS 106. Chase's transition liability of approximately $270 million ($167 million after-tax), net of the $41 million ($25 million after-tax) reversal of amortization expense, has been reflected in retained earnings on the pro forma consolidated balance sheet. Both the pre-tax and tax effect are included in the caption "Accounts Payable, Accrued Expenses and Other Liabilities" on the pro forma balance sheet.

(g) The Merger will be accounted for on a pooling of interests accounting basis and, accordingly, the related pro forma adjustments to the common stock, capital surplus and retained earnings accounts at December 31, 1995 reflect
    (i) an exchange of 184.5 million shares of the Corporation's common stock (using the exchange ratio of 1.04) for the 177.4 million shares of Chase common stock outstanding at December 31, 1995; (ii) the exchange of each outstanding share of Chase preferred stock into one share of the Corporation's preferred stock; and (iii) the cancellation and retirement of all remaining shares of Chase common stock held in Chase's treasury. Reference is made to the Form 8-K, which the Corporation has filed with the Securities and Exchange Commission on October 26, 1995, for more information regarding the Merger.

    For the income per share calculations, the pro forma combined average common shares outstanding (primary and assuming full dilution) reflects the exchange of the Corporation's common stock (using the exchange ratio of 1.04) for the outstanding shares of Chase common stock.